Exhibit 99.1

Ginkgo Bioworks Receives Continued Listing Standard Notice From NYSE

Ginkgo’s Class A Common Stock continues to trade on the NYSE

BOSTON, Mass – May 13, 2024 – Ginkgo Bioworks Holdings, Inc. (NYSE: DNA, “Ginkgo” or the “Company”), which is building the leading platform for cell programming and biosecurity, today announced that it received a notice on May 7, 2024 from the New York Stock Exchange (“NYSE”) informing the Company that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s Class A common stock was less than $1 per share over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s Class A common stock from the NYSE.

In accordance with applicable NYSE rules, the Company will notify the NYSE of its intent to regain compliance with applicable NYSE continued listing standards within 10 business days of receiving the notification. NYSE rules give Ginkgo a six-month period to regain compliance with the minimum price criteria. The Company intends to regain compliance with NYSE's continued listing standards and is considering all available options to do so.

Receipt of the NYSE notice does not affect Ginkgo’s business operations. The Company’s Class A common stock will continue to be listed and trade on the NYSE during the six-month cure period under the trading symbol “DNA”, but will have an added designation of “.BC” to indicate that the Company is not currently in compliance with the NYSE’s continued listing requirements.

About Ginkgo Bioworks
Ginkgo Bioworks is the leading horizontal platform for cell programming, providing flexible, end-to-end services that solve challenges for organizations across diverse markets, from food and agriculture to pharmaceuticals to industrial and specialty chemicals. Ginkgo Biosecurity is building and deploying the next-generation infrastructure and technologies that global leaders need to predict, detect, and respond to a wide variety of biological threats. For more information, visit ginkgobioworks.com and ginkgobiosecurity.com, read our blog, or follow us on social media channels such as X (@Ginkgo and @Ginkgo_Biosec), Instagram (@GinkgoBioworks), Threads (@GinkgoBioworks) or LinkedIn.

Forward-Looking Statements of Ginkgo Bioworks
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and any potential plans of the Company to cure the stock price deficiency. These forward-looking statements generally are identified by the words “believe,” “can,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, (ii) our ability to continue to comply with applicable listing standards of the NYSE, (iii) volatility in the price of the Company’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company operates and plans to operate, variations in performance across competitors, and changes in laws and regulations affecting the Company’s business, (iv) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional business opportunities, (v) the risk of downturns in demand for products using synthetic biology, (vi) the uncertainty regarding the demand for passive monitoring programs and biosecurity services, (vii) changes to the biosecurity industry, including due to advancements in technology, emerging competition and evolution in industry demands, standards and regulations, (viii) the outcome of any pending or potential legal proceedings against the Company, (ix)

our ability to realize the expected benefits from and the success of our Foundry platform programs, (x) our ability to successfully develop engineered cells, bioprocesses, data packages or other deliverables, and (xi) the product development or commercialization success of our customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 29, 2024, the Company’s most recent quarterly report on Form 10-Q, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:
investors@ginkgobioworks.com

MEDIA CONTACT:
press@ginkgobioworks.com